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                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-59505) of our report dated August 15, 1997, on our audits of the combined financial statements of the seventeen operating companies of Phillips Colleges, Inc. We also consent to the references to our firm under the captions "Experts".

                                          /s/ PricewaterhouseCoopers LLP

Jacksonville, Florida

December 11, 1998